UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2013

LEAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11311	13-3386776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI	48033
(Address of principal executive offices)	(Zip Code)

(248) 447-1500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 16, 2013, Lear Corporation (“Lear”) held its annual meeting of stockholders. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders:

	Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
Election of directors
Thomas P. Capo	74,638,795	1,545,196	500,009	3,331,155
Jonathan F. Foster	74,632,544	1,551,447	500,009	3,331,155
Kathleen A. Ligocki	75,558,626	1,078,527	46,847	3,331,155
Conrad L. Mallett, Jr.	75,953,249	230,730	500,021	3,331,155
Donald L. Runkle	75,991,013	192,967	500,020	3,331,155
Matthew J. Simoncini	76,178,468	5,522	500,010	3,331,155
Gregory C. Smith	74,653,981	1,530,009	500,010	3,331,155
Henry D.G. Wallace	75,236,807	562,363	884,830	3,331,155

Ratification of appointment of independent registered public accounting firm	71,631,824	8,354,675	28,656	0

Advisory approval of Lear Corporation’s executive compensation	74,480,423	1,521,660	681,917	3,331,155

Section 8 – Other Events

Item 8.01 Other Events.

On May 16, 2013, Lear announced that its Board of Directors has declared a $0.17 per share quarterly cash dividend on Lear’s common stock. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

Exhibit Number	Exhibit Description

99.1	Press release, dated May 16, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation

Date: May 17, 2013	By:	/s/ Jeffrey H. Vanneste
	Name:	Jeffrey H. Vanneste
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press release, dated May 16, 2013

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